                                                                     EXHIBIT 3.1

                          FORM OF AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DG ACQUISITION CORP.

                                 * * * * * * * *

     The undersigned, the Co-Chief Executive Officer of DG Acquisition Corp., a
corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware (hereinafter the "Corporation"), DOES
HEREBY CERTIFY:

                                      FIRST

     The Corporation filed its original Certificate of Incorporation with the
Secretary of State of the State of Delaware on April 27, 2005.

                                     SECOND

     The Amended and Restated Certificate of Incorporation of DG Acquisition
Corp. in the form attached hereto as EXHIBIT A has been duly adopted in accordance with the provisions of Sections 245, 242, 228 and 141(f) of the
General Corporation Law of the State of Delaware by written consent of all of the directors and stockholders of the Corporation.

                                      THIRD

     The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in EXHIBIT A attached hereto and is incorporated herein by reference.

     IN WITNESS WHEREOF, DG Acquisition Corp. has caused this Amended and
Restated Certificate of Incorporation to be signed by its Co-Chief Executive
Officer this 14th day of October, 2005 under the penalties of perjury, and it shall be filed in accordance with Section 103 of the General Corporation Law of the State of Delaware.

                                     DG ACQUISITION CORP.

                                     By:  _____________________________________
                                          Name: Mark R. Graham
                                          Title: Co-Chief Executive Officer

                                    EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DG ACQUISITION CORP.

                                 * * * * * * * *

                                   ARTICLE I

               The name of the corporation (the "Corporation") is:

                              DG Acquisition Corp.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of
Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The
name of the registered agent of the Corporation at such address is Corporation
Service Company, in the county of New Castle.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the
Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the
"GCL").

                                   ARTICLE IV

     (a) The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 81,000,000 shares, consisting of
(i) 77,500,000 shares of Class A Common Stock, par value $0.0001 per share (the
"Class A Common Stock"); (ii) 2,500,000 shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock") and (iii) 1,000,000 shares of Preferred Stock, par value of $0.0001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be referred to as the "Common Stock."

     (b) All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as follows:

          (i) in the event that the Corporation is dissolved and liquidated in the circumstances contemplated by paragraph (c) of Article V, the holders of Class B Common Stock shall not be entitled to receive liquidating distributions with respect to their shares of Class B Common Stock; and

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          (ii) upon the consummation of the Business Combination (as defined in
     Article V), all shares of Class B Common Stock, including all outstanding shares and all authorized but unissued shares, shall automatically convert, on a one-for-one basis into shares of Class A Common Stock. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

     (c) The Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required to take such action pursuant to any Preferred Stock Designation.

     Except as otherwise required by law or as otherwise provided in any
Preferred Stock Designation, the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. The holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the
Corporation.

                                   ARTICLE V

     Paragraphs (a) through (e) set forth below shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any "Business Combination," and may not be amended during the "Target Business Acquisition Period." A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of one or more operating businesses having, collectively, a fair market value equal to at least 80% of the value of the Trust Fund (as defined below) ("Target
Business"). The "Target Business Acquisition Period" shall mean the period from the effectiveness of the registration statement filed in connection with the
Corporation's initial public offering ("IPO") up to and including the first to occur of (a) a Business Combination or (b) the Termination Date (as defined below).

          (a) Prior to the consummation of any Business Combination, the
     Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such
     Business

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     Combination, the Corporation shall be authorized to consummate the Business
     Combination; provided that the Corporation shall not consummate any
     Business Combination if the holders of 20% or more of the IPO Shares exercise their conversion rights described in paragraph B below.

          (b) In the event that a Business Combination is approved in accordance with the above paragraph (a) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Class A Common Stock issued in connection with the IPO ("IPO Shares") who voted against the
     Business Combination may, contemporaneously with such vote, demand that the
     Corporation convert such stockholder's IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the
     Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount of funds in the Trust Fund, inclusive of any interest thereon, calculated as of two business days prior to the consummation of the
     Business Combination, by (ii) the total number of IPO Shares. "Trust Fund"
     shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

          (c) In the event that the Corporation does not consummate a Business
     Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the "Termination Date"), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the
     Corporation.

          (d) A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event such holder demands conversion of its shares in accordance with paragraph (b), above. In no other circumstances shall a holder of IPO
     Shares have any right or interest of any kind in or to the Trust Fund.

                                   ARTICLE VI

     The Board of Directors shall be divided into three classes: Class A, Class
B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors of the Corporation on the date hereof shall determine their class. To the extent any additional directors are elected or appointed prior to the Corporation's first annual meeting of stockholders, the directors of the Corporation shall determine the class of such additional directors. The directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class
C shall be elected for a term expiring at the third annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting of stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such annual meeting of stockholders shall be elected for a

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term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

                                  ARTICLE VII

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

          (b) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the
     Corporation.

          (c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the
     Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

          (d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Amended and
     Restated Certificate of Incorporation and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

          (e) The stockholders of the Corporation entitled to take action on any matter may not consent in writing to the taking of any such action without a meeting of stockholders duly

                                      -5-

     called and held in accordance with law, this Amended and Restated
     Certificate of incorporation and the Bylaws of the Corporation.

          (f) The annual meeting of stockholders for the election of directors and the transaction of such other matters as may be brought before such meeting in accordance with this Amended and Restated Certificate of
     Incorporation shall be held on such date and at such time and place in each year as may be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors. Except as otherwise required by law, special meetings of stockholders may be called only at the direction of the
     Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman, the Vice
     Chairman or the Chief Executive officer (or a Co-Chief Executive Officer, if such an officer has been appointed by the Board of Directors.). Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided.

          (g) The provisions of paragraphs (e), (f) and (g) of this Article VII may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by the affirmative vote of holders of not more than seventy-five (75%) of the voting power of the outstanding shares of the Corporation entitled to vote thereon, voting together as a single class.

                                  ARTICLE VIII

     (a) A director of the Corporation shall not be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the
Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     (b) The Corporation, to the full extent permitted by Section 145 of the
GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

     (c) Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such person may be entitled to indemnification hereunder shall be paid by the
Corporation (in the case of any action, suit or proceeding against a director of the Corporation), or may be paid by the Corporation, as authorized by the Board of Directors (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation), in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

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     (d) The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     (e) Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this
Article VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this
Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this
Corporation.

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